CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement No. 333-229897 on Form N-2 of our report dated May 14, 2019 relating to the financial statement of BlackRock Science and Technology Trust II appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche

Boston, Massachusetts

June 24, 2019